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                                                                    Exhibit 23.3

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 #333-120804) and related Prospectus of Psychiatric Solutions, Inc. for the registration of 3,000,000 shares of its common stock and to the incorporation by reference therein of our report dated July 12, 2004 with respect to the combined financial statements of Northern Healthcare Associates and Subsidiaries included in its Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 10, 2004.

                                          /s/ Selznick & Company, LLP

December 14, 2004
Armonk, New York